UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On February 25, 2014, First Community Bancshares, Inc. (the “Company”) and First Community Bank (the “Bank”) entered into a new form of Indemnification Agreement (the “New Indemnification Agreements”) between the Company and its directors and certain executive officers and the Bank and its directors and certain executive officers. Each New Indemnification Agreement with a current director or officer replaces and supersedes the prior indemnification agreement between the Company or the Bank and such director or officer, if such individual was a party to a prior indemnification agreement with the Company or the Bank. The New Indemnification Agreements are intended for use by the Company and the Bank for indemnification agreements entered into with directors and officers on or after February 25, 2014.

Under the New Indemnification Agreements, the Company agrees to indemnify certain expenses permitted by the law if the officer or director is, becomes, or is threatened to be made a party to, or witness, or other participant in a claim by reason of (or arising in part out of) their service as an officer and/or director of the Company, the Bank, or any of its subsidiaries. The New Indemnification Agreements also provide for, among other things, the advancement of expenses actually and reasonably incurred in connection with the investigation, defense, settlement, or appeal of any civil or criminal action, suit or proceeding, subject to reimbursement in the event the individual is not entitled to indemnification under applicable law.

The foregoing summary of the Company’s and the Bank’s New Indemnification Agreements is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Company’s and the Bank’s New Indemnification Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated by reference into this Item 1.01.

Item 1.02      Termination of a Material Definitive Agreement.

As described in Item 1.01 of this Current Report on Form 8-K, on February 25, 2014, the Company and the Bank entered into a new indemnification agreement with each current director and certain executive officers. Each such new indemnification agreement terminates and amends and restates any prior indemnification agreement between the Company, the Bank, and any current director or officer.

Item 9.01      Financial Statements and Exhibits.

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

10.1	Form of Indemnification Agreement of First Community Bancshares, adopted on February 25, 2014. (Schedule of Indemnitees attached)
10.2	Form of Indemnification Agreement of First Community Bank, adopted on February 25, 2014. (Schedule of Indemnitees attached)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	March 3, 2014	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer